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                                                                     Exhibit 4.3

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                                    BY-LAWS





                                       of





                               BLAIR CORPORATION





                  As Adopted at a Meeting of the Stockholders
                              held on May 23, 1927
                      and as amended to December 16, 1999







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                                    BY-LAWS

                                       OF

                               BLAIR CORPORATION

                                   ----------

                                   ARTICLE I.

                                    OFFICES.

         [1] Principal Office. The principal office shall be located in the City of Wilmington, County of New Castle, State of Delaware and the name of the Resident Agent in Charge is Corporation Trust Company of America, 7 West 10th Street, Wilmington, Delaware.

         [2] Other Offices. The Corporation may have other offices, either within or outside of the State of Delaware, at such place or places as the board of directors may from time to time appoint or the business of the Corporation may require.


                                   ARTICLE II

                                      SEAL

  The Corporate seal shall be in circular form and shall have inscribed thereon "Blair Corporation Corporate Seal Delaware 1924."


                                   ARTICLE III

                             MEETING OF STOCKHOLDERS

         [1] Place of Meeting. All meetings of the stockholders shall be held at the office of the Corporation in the City of Warren, Commonwealth of Pennsylvania, or at such other place as may be designated by the board of directors.

         [2] Annual Meetings. The annual meeting of stockholders shall be held at eleven o'clock a.m. on the third Tuesday of April in each year (commencing with the year 1967) if not a legal holiday, and if a legal holiday, then on the next business day following. At such meeting the board of directors for the ensuing year shall be elected. Any general business, pertaining to the affairs of the Corporation, may be transacted at an annual meeting without special notice. The board of directors shall be elected at the annual meeting of the stockholders by plurality vote of the stockholders present at such meeting and entitled to vote.



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        [3] Special Meetings. Special meetings of stockholders, for any purposes other than those required by statute, may be called by the President, and shall be called by the Secretary at the direction of a majority of the board of directors or at the request in writing of the holders of not less than twenty-five percent (25%) of all the outstanding stock entitled to vote thereat. Such request shall state the purpose or purposes of the meeting and shall be delivered to the President or Secretary or any director. No business, other than that specified in the notice of meeting, shall be transacted at any special meeting.

         [4] Notice. Notice of the annual meeting of stockholders shall be mailed or otherwise given to each holder of record of the stock entitled to vote thereat, at his address, as the same appears on the books of the Corporation, at least ten days prior to such meeting exclusive of the date of mailing. Such notice need not specify the business to be transacted.

         Written or printed notice of each special meeting of stockholders, stating the place, day and hour of such meeting and business proposed to be transacted thereat, shall be mailed, postage prepaid, or otherwise given to each holder of record of the stock entitled to vote thereon, at this address, as the same appears on the books of the Corporation, at least ten days prior to such meeting.

         [5] Quorum. Except as otherwise required by law, by the Certificate of Incorporation of this Corporation or by these Bylaws, the presence, in person or by proxy, of stockholders entitled to cast a majority in number of the aggregate number of votes to which the Common Stock shall be entitled, shall constitute a quorum at all meetings of the stockholders. In any case where the presence of the aforesaid number of the holders of Common Stock shall be necessary to constitute a quorum, and if such number shall not be present or represented at any meeting, the stockholders entitled to vote thereat, present in person or by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite amount of voting stock shall be present. At any such adjourned meeting at which the requisite amount of voting stock shall be represented, any business may be transacted which might have been transacted at the meeting as originally noticed.

         [6] Proxies. Any stockholder entitled to vote at any meeting of stockholders may be represented and vote thereat by proxy appointed by instrument in writing subscribed by such stockholder and bearing a date not more than three months prior to such meeting, unless such proxy shall, on its face, provide a longer period in which it is to remain in force.

         [7] Vote by Ballot. The vote for directors, and, upon the demand of any stockholder, the vote upon any question before the meeting, shall be by ballot. All elections shall be had and all questions decided by plurality vote.

         [8] Voting Lists. The Secretary shall prepare, at least ten days before each election of directors, a complete list of the stockholders entitle to vote, arranged in alphabetical order, with the residence of and the number of voting shares held by each stockholder, which shall be open for the examination of any stockholders, at the place where said election is to be held, for ten days prior to such election, and shall be kept available for inspection by any stockholder during the whole time of the election. Each stockholder shall have one vote for each share of stock having voting power and registered in his name on the books of the Corporation.



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                                   ARTICLE IV

                                    DIRECTORS

         [1] Powers. The board of directors shall exercise all of the powers of the Corporation except such as are by law, or by the Certificate of Incorporation of this Corporation, or by these Bylaws conferred upon or reserved to the stockholders.

         [2] Number. The number of directors constituting the board of directors shall be six (6) in number, but the board of directors are authorized by the vote of a majority of the board of directors to increase the number of directors up to twelve (12) and to fill any vacancies created by any such increase.

         [3] Term of Office. Except as otherwise provided in the Certificate of Incorporation of this Corporation, each director shall be elected to serve until the next annual meeting of stockholders and until his successor is chosen and qualified. In case one or more vacancies shall occur in the board of directors, the remaining directors, although less than a quorum, may, by a majority vote, elect a successor or successors for the unexpired term or terms.

         [4] Removal. At any special meeting of the stockholders duly called, as provided in these Bylaws, any director or directors may, by vote of a majority of all the shares of stock outstanding and entitled to vote, be removed from the office with or without cause and his successor or their successors may be elected at such meeting, or the remaining directors may, in the absence of such election, fill any vacancy created by such removal.

         [5] Meetings. The newly elected board of directors may meet at such place and time as shall be fixed by the vote of the holders of the Common Stock at the annual meeting, for the purpose of organization or otherwise, and no notice of such meeting shall be necessary to the newly elected directors in order to legally constitute the meeting, provided a majority shall be present; or it may meet at such place and time as shall be fixed by the consent in writing of all the directors. Regular meetings of the board of directors may be held without notice at such time and place as shall from time to time be determined by the board of directors. Special meetings of the board of directors may he called by the President, and shall be called by the President or Secretary upon the written request of not less than three (3) directors. Notice of special meetings shall be given personally or mailed to each director at least three days in advance or telegraphed to each director at least forty-eight hours in advance counting from the time the telegram reaches the sending office of the telegraph company. Such notice shall specify time and place of meeting.

         [6] Place of Meetings. The board of directors may hold its meetings and have one or more offices and keep the books of the Corporation (except such books as are required by law to be kept within the State of Delaware), either within or outside of the State of Delaware at such place or places as it may from time to time determine.

         [7] Quorum and Powers of a Majority. At all meetings of the board of directors, a majority of the directors shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which



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a quorum is present shall be the act of the board of directors, except as specifically required by statute, or by the Certificate of Incorporation of this Corporation, or by these Bylaws.


                                    ARTICLE V

                               EXECUTIVE COMMITTEE

         [1] Powers. The board of directors may designate two or more of their number, including the President, to constitute an Executive Committee to serve during the pleasure of the board of directors. The board of directors is authorized to remove at any time, without notice, any member of the Executive Committee, and elect another member in his place and stead.

         The board of directors may delegate to such Committee any or all of the powers of the board of directors in the management of the business and affairs of the Corporation and may from time to time extend, modify, curtail or restrict the powers so delegated. During the temporary absence of a member of the Executive Committee, the remaining member or members may appoint a member of the board of directors to act in his place, but vacancies in the membership of the Committee shall be filled by the board of directors at a regular meeting or at a special meeting called for that purpose.

         [2] Meetings. The Executive Committee may meet at stated times, or on not less than twenty-four hours' notice given personally or mailed or telegraphed to all by any one of their own number. During the intervals between meetings of the board of directors, such Committee shall advise with and aid the officers of the Corporation in all matters concerning the interests and management of its business.

         [3] Minutes. The Executive Committee shall keep regular minutes of its proceedings and report the same to the board of directors when requested.


                                   ARTICLE VI

                                    OFFICERS

         [1] Election. The officers of the Corporation shall be a Chairman of the Board, President and Chief Executive Officer, one or more Vice-Presidents, one or more Assistant Vice-Presidents, a Treasurer, one or more Assistant Treasurers, a Secretary and one or more Assistant Secretaries, all of whom shall be elected by the board of directors. None of the officers, except the Chairman of the Board and the President, need be a director. The officers shall be elected at the first meeting of the board of directors after each annual meeting of stockholders.

         [2] Hold Two Offices. Any two of the above offices, except those of President and Vice-President, may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity, if such instrument is required by law or by the Bylaws to be executed, acknowledged or verified by any two or more officers.



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         [3] Term of Office. The officers hereinbefore mentioned shall hold office for one year and until their successors are chosen and qualify. Any vacancy occurring among the officers shall be filled by the board of directors, but the person so elected to fill the vacancy shall hold office only until the first meeting of the board of directors after the next annual meeting of stockholders and until his successor is chosen and qualified.

         [4] Agents. The board of directors or its Executive Committee may appoint such agents as it may deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board of directors or its executive committee.

         [5] Salaries. The salaries of all officers, executives and agents of the Corporation shall be fixed by the board of directors or by a salary committee appointed by said board.

         [6] Removal. Any officer chosen by the board of directors may be removed at any time by the affirmative vote of a majority of the board of directors, with or without cause.

         [7] Voting Shares in Other Corporations. The Corporation may vote any and all shares held by it in any other corporation or corporations by such officers, agent or proxy as the board of directors may appoint, or in default of any such appointment, by its President or by a director Vice-President.


                                   ARTICLE VII

                              CHAIRMAN OF THE BOARD

         Chairman of the Board. The Chairman of the Board shall, subject to the provisions of the Bylaws and to the direction of the board of directors, serve in general executive capacity and unless the board has designated another person, when present, shall preside at all meetings of the stockholders of the Corporation. The Chairman of the Board shall perform all duties and have all powers which are commonly incident to the office of Chairman of the Board or which are delegated to him by the board of directors. The Chairman of the Board shall have general responsibility for the appointment and activities of committees of the board of directors, as may be designated by the board of directors from time to time.


                                  ARTICLE VIII

                      PRESIDENT AND CHIEF EXECUTIVE OFFICER

         [1] President and Chief Executive Officer. The President and Chief Executive Officer shall have general responsibility for the management and control of the business and affairs of the Corporation. The President and Chief Executive Officer shall be ex-officio a member of all of the standing or management committees and shall perform all duties and have all powers which are commonly incident to the office of President and Chief Executive Officer or which are delegated to him by the board of directors. Subject to the direction of the board of directors, the President and Chief Executive Officer shall have the power to sign all stock



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certificates, bonds, mortgages, contracts and other instruments of the
Corporation which are authorized and shall affix the seal to any instrument requiring it and when so affixed the seal shall be attested by the signature of the Secretary or the Treasurer or an Assistant Secretary or an Assistant Treasurer. The President and Chief Executive Officer shall have general supervision of all of the other officers (other than the Chairman of the Board), employees and agents of the Corporation.


                                   ARTICLE IX

                                 VICE-PRESIDENTS

         The Executive Vice-President shall, in the absence or disability of the President, perform the duties and exercise the powers of the President, and shall perform such other duties as the board of directors shall prescribe. The other Vice-President or Vice-Presidents shall perform such duties as shall be assigned to him or them hereunder or by the board of directors or by the President.


                                    ARTICLE X

                                  THE TREASURER

         [1] Custody of Funds. The Treasurer shall have the custody of the corporate funds and securities, and shall keep full and accurate account of receipts and disbursements in books belonging to the Corporation. He shall deposit all moneys and other valuables in the name and to the credit of the Corporation in such depositaries as may be designated by the board of directors.

         [2] Disbursements. The Treasurer shall disburse the funds of the Corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements. He shall render to the President and directors at the regular meetings of the board of directors, or whenever they may request it, an account of all his transactions as Treasurer and of the financial condition of the Corporation.

         [3] Bond. He shall give the Corporation a bond if required by the board of directors, in a sum and with one or more sureties satisfactory to the board of directors, for the faithful performance of the duties of his office and for the restoration to the Corporation in case of his death, resignation, retirement or removal from office of all books, papers, vouchers, moneys and other property of whatever kind in his possession or under his control belonging to the Corporation.




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                                   ARTICLE XI

                                  THE SECRETARY

         The Secretary shall attend all meetings of the board of directors and all meetings of the stockholders and shall record all votes and the minutes of all proceedings in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give or cause to be given notice of all meetings of the stockholders and of the board of directors, and shall keep the seal of the Corporation in safe custody. He shall perform such other duties as may be prescribed by the board of directors or by the Executive Committee or by the President under whose supervision he shall be. He shall be sworn to the faithful discharge of his duties.


                                   ARTICLE XII

                 ASSISTANT VICE-PRESIDENTS, ASSISTANT TREASURERS
                            AND ASSISTANT SECRETARIES

         The Assistant Vice-Presidents, the Assistant Treasurers and Assistant Secretaries shall perform such duties as may be prescribed hereunder, or by the board of directors, or by the Executive Committee, or by the President.

         In the absence or disability of any Vice-President, his duties may be performed by any Assistant Vice-President.

         In the absence or disability of the Treasurer, his duties may be performed by any Assistant Treasurer.

         In the absence or disability of the Secretary, his duties may be performed by any Assistant Secretary.



                                  ARTICLE XIII

                       DUTIES OF OFFICERS MAY BE DELEGATED

         In case of absence or disability of any officer of the Corporation, or for any other reason that the board of directors may deem sufficient, the board of directors, by majority vote, may delegate for the time being the powers or duties or any of them of such officer to any other officer or to any director.




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                                   ARTICLE XIV

                              CERTIFICATES OF STOCK

         The certificates of the Common Stock of the Corporation shall be numbered and shall be entered in the books of the Corporation as they are issued. They shall exhibit the holder's name and certify the number of shares owned by him and shall be signed by the President or a Vice-President and by the Secretary or an Assistant Treasurer of the Corporation and sealed with its seal.


                                   ARTICLE XV

                               TRANSFERS OF STOCK

         The shares of stock shall be transferable on the books of the Corporation by the person named in the certificate or by attorney, lawfully constituted in writing, and upon surrender of the certificate thereof.

         The board of directors shall have power and authority to make all such rules and regulations as it shall deem expedient concerning the issue, transfer and registration of certificates for shares of stock of the Corporation.

         The board of directors may appoint and remove transfer agents and registrars of transfers, and may require all stock certificates to bear the signature of any such transfer agent and/or of any such registrar of the transfers.


                                  ARTICLE XVI

                           CLOSING OF TRANSFER BOOKS

         The board of directors shall have power to close the stock transfer books of the Corporation for a period not exceeding sixty (60) nor less than ten
(10) days preceding the date of any meeting of stockholders or the date for the payment of any dividend or the date for the allotment of rights; provided, however, that in lieu of closing the stock transfer books as aforesaid, the board of directors may fix in advance a date, not exceeding sixty (60) nor less than ten (10) days preceding the date of any meeting of stockholders or the date for the payment of any dividend, or the date for the allotment of rights, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting, or entitled to receive payment of any such dividend, or to any such allotment of rights, and in such case only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to notice of, and to vote at, such meeting, or to receive payment of such dividend, or to receive such allotment of rights, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after such record date fixed as aforesaid.





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                                  ARTICLE XVII

                             REGISTERED STOCKHOLDERS

         The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof, and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the laws of Delaware.



                                  ARTICLE XVIII

                                LOST CERTIFICATES

         Any person claiming a certificate of stock to be lost or destroyed shall make an affidavit or affirmation of that fact and verify the same in such manner as the board of directors may require, and shall, if the board of directors so requires, give the Corporation, its transfer agents, registrars, and/or other agents a bond of indemnity in form and with one or more sureties satisfactory to the board of directors in at least double the value of the stock represented by said certificate before a new certificate may be issued of the same tenor and for the same number of shares as the one alleged to have been lost or destroyed.



                                   ARTICLE XIX

                               INSPECTION OF BOOKS

         The board of directors shall determine from time to time whether, and if allowed, when and under what conditions and regulations the accounts and books of the Corporation (except such as may by statute be specifically open to inspection), or any of them, shall be open to the inspection of the stockholders and the stockholders' rights in this respect are and shall be restricted and limited accordingly.



                                   ARTICLE XX

                               CHECKS, NOTES, ETC.

         All checks, drafts, acceptances, notes and other orders, demands or instruments in respect of the payment of money shall be signed or endorsed in behalf of the Corporation by the President or a Vice-President and by the Secretary or Treasurer, unless otherwise directed by the board of directors.





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                                   ARTICLE XXI

                                   FISCAL YEAR

         The fiscal year of the Corporation shall correspond with the calendar year.



                                  ARTICLE XXII

                                    DIVIDENDS

         Dividends upon the capital stock of the Corporation may be declared at the discretion of the board of directors, subject to the provisions of the Certificate of Incorporation, at any regular or special meeting.



                                  ARTICLE XXIII

                                     NOTICES

         [1] How Given. Whenever notice is required to be given by the Certificate of Incorporation or these Bylaws, it shall not be construed to mean personal notice, but such notice, except as otherwise provided by law, may be given by depositing the same in a post office, letterbox or mail chute, in a postage paid, sealed wrapper addressed to the stockholder, officer or director, as the case may be, at such address as appears on the books of the Corporation.

         [2] Waiver of Notice. Notice of the time, place and/or purpose of any meeting of stockholders or of the board of directors, whether required by these Bylaws, or by any provision of law, or by the Certificate of Incorporation, may be dispensed with if every stockholder shall attend, either in person or by proxy, or if every director shall attend in person, or if every absent stockholder or director shall, in writing filed with the records of the meeting, either before or after the holding thereof, waive such notice.



                                  ARTICLE XXIV

                       INDEMNITY OF DIRECTORS AND OFFICERS

         The Corporation shall indemnify every director or officer, his heirs, executors and administrators, against expenses reasonably incurred by him (including, without limitation, reasonable attorneys' fees) in connection with any action, suit or proceeding to which he may be made a party by reason of his being or having been a director or officer of the Corporation to the extent permitted by the Delaware corporation Law, as amended, or any successor provision thereto.



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                                   ARTICLE XXV

                                   AMENDMENTS

         [1] By Stockholders. These Bylaws may be altered, amended or repealed by the affirmative vote of a majority of the holders of Common Stock issued and outstanding at any regular or special meeting of the stockholders, if notice of the proposed alteration, amendment or repeal be contained in the notice of the meeting, provided, however, that no change of the time or place for the election of directors shall be made within sixty (60) days before the day on which such election is to be held and that in case of any change of such time or place, notice thereof shall be given to each stockholder entitled to vote for any director or directors, in person or by letter mailed to his last known post office address at least (20) days before the election is held.

         [2] By Directors. The board of directors shall have the power to make, alter and repeal bylaws additional and supplementary to these Bylaws and not inconsistent with any of the same but any such additional or supplementary bylaws may be altered or repealed by the holders of the stock entitled to vote.




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